UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2014

NTELOS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51798	36-4573125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1154 Shenandoah Village Drive, Waynesboro, Virginia 22980

(Address of Principal Executive Offices) (Zip Code)

(540) 946-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 31, 2014 (the “Closing Date”), NTELOS, Inc., a wholly-owned subsidiary of NTELOS Holdings Corp., entered into the Second Amendment and Restatement Agreement (the “Second Amendment”) to the Amended and Restated Credit Agreement dated as of November 9, 2012 (the “Existing Credit Agreement”), which amends and restates the Existing Credit Agreement in its entirety pursuant to a Second Amended and Restated Credit Agreement in the form attached to the Second Amendment (the “Second Amended and Restated Credit Agreement”).

Pursuant to the Second Amendment, the outstanding principal amount of Term A Advances (the “Existing Term A Advances”) under the Existing Credit Agreement (approximately $148.3 million) was converted into Term B Advances (the “Converted Term A Advances”). The Second Amendment also provides for Additional Term B Advances of $40,000,000 (the “Additional Term B Advances”) to be used for general corporate purposes. The Converted Term A Advances and the Additional Term B Advances have the same terms as the existing Term B Advances, including the same rate of interest, CUSIP and a final maturity date of November 9, 2019. However, the quarterly Leverage Ratio financial covenant that was previously applicable to the Existing Term A Advances under the Existing Credit Agreement will not apply to the Term B Advances (including Converted Term A Advances, Additional Term B Advances and existing Term B Advances). Additionally, a 1% Repricing Fee will be payable for any refinancings of Term B Advances (including Converted Term A Advances, Additional Term B Advances and existing Term B Advances), that occur on or before July 31, 2014 (other than with respect to a Change of Control). Aggregate borrowings outstanding under the Second Amended and Restated Credit Agreement are approximately $533.8 million as of the Closing Date.

Capitalized terms not otherwise defined herein have the meanings assigned to such terms in the Second Amended and Restated Credit Agreement.

The foregoing description of the Second Amendment and the Second Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Second Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference, and to the text of the Second Amended and Restated Credit Agreement, a copy of which is attached as Exhibit A to the Second Amendment.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 of this report is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment and Restatement Agreement to the Amended and Restated Credit Agreement, with the Second Amended and Restated Credit Agreement, dated as of January 31, 2014, attached as Exhibit A thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: February 6, 2014

NTELOS HOLDINGS CORP.

By:	/s/ Brian J. O’Neil
Brian J. O’Neil
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment and Restatement Agreement to the Amended and Restated Credit Agreement, with the Second Amended and Restated Credit Agreement, dated as of January 31, 2014, attached as Exhibit A thereto

4